UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 167;240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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H. J. Heinz Company

World Headquarters

600 Grant Street

Pittsburgh, Pennsylvania 15219

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of H. J. Heinz Company at 11 A.M. Eastern Time on Friday, September 12, 2003, at the Pittsburgh Hilton, 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election to the Board of Directors is set forth in the formal meeting notice and the proxy statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered and either sign, date and return your proxy in the enclosed envelope, or submit your proxy by Internet or by telephone as promptly as possible.

If you are unable to attend the meeting in person this year, you can listen to the meeting by webcast or telephone conference call, as explained on the next page entitled “Webcast and Teleconference Instructions.”

A report of the annual meeting proceedings, including an account of actions taken, will be posted on the Company’s web site, http://www.heinz.com, following the meeting.

Respectfully yours,

William R. Johnson

Chairman of the Board, President and Chief Executive Officer

August 4, 2003

WEBCAST AND TELECONFERENCE INSTRUCTIONS

You are invited to listen to the Company’s Annual Meeting of Shareholders webcast live via the Internet on Friday, September 12, 2003, beginning at 11 A.M. Eastern Time. The audio portion of the event will also be available in a listen-only mode via telephone conference call. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. Neither the webcast nor the teleconference will enable you to ask questions or to vote your shares. Information included in our website, other than the Proxy Statement and form of proxy, is not part of the proxy solicitation material.

To access the meeting via the Internet, please go to http://www.heinz.com; or for the telephone conference call option, dial (800) 659-6183 (within the US) or (816) 650-0741 at least 15 minutes prior to the designated starting time. The minimum requirements to listen to this broadcast online are: Windows MediaPlayer software, downloadable when you register for the webcast at http://www.heinz.com, and at least a 56Kbps connection to the Internet.

The Internet broadcast of the meeting will be archived on the Company’s web site at the same address above for 1 year. A replay of the teleconference will be available for 30 days at (800) 252-6030 (within the US) or (402) 220-2491. Each number requires the following access code: 17966822.

ii

Notice of

Annual Meeting

of Shareholders

The Annual Meeting of Shareholders of H. J. Heinz Company will be held at the Pittsburgh Hilton, 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania, on Friday, September 12, 2003, at 11 A.M. Eastern Time, for the following purposes:

(1)	To elect 11 directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2004; and

(3)	To consider and act on such other business as may properly come before the meeting.

The accompanying proxy statement sets forth a description of matters to be considered at the meeting.

Shareholders of record as of the close of business on July 18, 2003 of the Company’s Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting and for the ten days prior to the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage, or submit your proxy by Internet or by telephone. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

Rene D. Biedzinski

Secretary

August 4, 2003

Proxy Statement

General Information

This proxy statement and the enclosed proxy card are being mailed to you by your Board of Directors starting on or about August 4, 2003. The Board of Directors requests that your shares be represented at the Annual Meeting by the proxies named on the proxy card.

Who Can Vote

You are entitled to vote at the Annual Meeting if the Company’s shareholder records on July 18, 2003 (the record date) showed that you owned the Company’s common stock, par value $.25 (the “Common Stock”), or Third Cumulative Preferred Stock, $1.70 First Series (the “Preferred Stock”). As of July 18, 2003, there were 352,335,632 shares of Common Stock and 9,813 shares of Preferred Stock outstanding. Each share of Common Stock has one vote and each share of Preferred Stock has one-half vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

How To Vote

You may vote in person at the Annual Meeting, or by using the enclosed proxy card, or by Internet or telephone. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting. To vote by proxy, you must either fill out the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope, or you may vote by Internet or by telephone by following the instructions on the proxy card or the voting instructions provided by your broker, bank or other holder of record. If you submit your proxy by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded.

How Proxies Work

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other item(s) or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

Revoking A Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by casting a new vote by Internet, by voting in person at the meeting, or by notifying the Company’s Secretary in writing.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote (with each share of Preferred Stock counting as one-half of a share for purposes of the quorum) must be represented at the meeting, either by proxy or in person.

Votes Needed

The director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Approval of the other item(s) requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes and are not considered to be votes cast. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular item.

Attending the Annual Meeting

If you were a shareholder on July 18, 2003, you can attend the Annual Meeting. If the shares are held in your name and you wish to attend the Annual Meeting, check the box on your proxy card and retain the bottom of the proxy card as your admission ticket. If your shares are held through a broker, contact your broker and request that your broker provide you with evidence of your stock ownership. This documentation, when presented at the registration desk, will allow you to attend the meeting. One admission ticket will permit two persons to attend.

Householding of Annual Meeting Materials

The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements. It allows us, with your permission, to send a single set of these reports to any household at which two or more shareholders reside if we believe they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and our expenses. The Company will institute this procedure for all relevant accounts for this proxy season; if you agree to householding, you will help reduce printing and mailing costs for the Company. In May 2003, a notice was sent to shareholders who will be affected by householding, and the Company intends to send householding notices to new shareholders on an annual basis.

A number of brokerage firms have instituted householding. If your family has multiple Heinz accounts, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and receive multiple statements and reports. These options are available to you at any time.

Security Ownership of Certain Principal Shareholders

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock, and is based on information provided by the beneficial owner in public filings made with the Securities and Exchange Commission.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class as of June 30, 2003 (1)
Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	43,370,900	12%

(1)	Based on a report on Schedule 13G dated February 13, 2003. Capital Research and Management Company (“Capital Research”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was deemed to be the beneficial owner of 43,370,900 shares of Company Common Stock for which beneficial ownership is disclaimed pursuant to Rule 13d-4, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research has provided this information by citing the Schedule 13G referenced above in a letter to the Company dated July 17, 2003.

Security Ownership of Management

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 2003 by each director, director nominee, and executive officer named in the Summary Compensation Table, and all directors, director nominees and executive officers as a group, being 18 in number.

Name	Shares of Common Stock Owned (1) (2) (3) (4)	Percent of Class (5)
Michael J. Bertasso	354,532
Charles E. Bunch(6)	–0–	—
Mary C. Choksi	3,250	—
Leonard S. Coleman, Jr.	3,100	—
Peter H. Coors	3,200	—
Edith E. Holiday	4,600	—
Joseph Jimenez	241,551	—
William R. Johnson	1,846,351	—
Candace Kendle	3,375	—
Dean R. O’Hare	3,200	—
Laura Stein	62,840	—
Lynn C. Swann(6)	–0–	—
Thomas J. Usher	3,200	—
Arthur B. Winkleblack	10,524	—
James M. Zimmerman	7,385	—
All directors, director nominees and executive officers as a group	3,345,613	—

(1)	Shares listed in this column include all shares in which the named individuals and all directors, director nominees, and executive officers as a group have a present beneficial economic interest, and also include all shares allocated to the accounts of the named individuals and all directors, director nominees, and executive officers as a group under the Company’s Employees Retirement and Savings Plan (W.R. Johnson, 74,660; A.B. Winkleblack, 1,129; M.J. Bertasso, 16,097; J. Jimenez, 11,096; L. Stein, 642; and all directors, director nominees and executive officers as a group, 155,836). Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

(2)	Shares listed include shares subject to stock options granted under the Company’s stock option plans and exercisable within 60 days following June 30, 2003 (W.R. Johnson, 1,387,438; A.B. Winkleblack, 0; M.J. Bertasso, 269,163; J. Jimenez, 194,241; L. Stein, 55,498; and all directors, director nominees and executive officers as a group, 2,578,883).

(3)	Shares listed for Mr. Usher also include 1,000 shares held by a trust of which Mr. Usher is co-trustee and sole beneficiary.

(4)	Shares listed include one-third of restricted stock units granted in fiscal year 2003 under the Fiscal Year 2003 Stock Incentive Plan, which restricted stock units will vest on September 12, 2003 (W.R. Johnson, 32,714; A.B. Winkleblack, 8,360; M.J. Bertasso, 7,955; J. Jimenez, 8,057; L. Stein, 5,679; and all directors, director nominees, and executive officers as a group, 81,542).

(5)	The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 2003, plus, where applicable, all restricted stock units and stock options granted to the individual or group, as appropriate, under the Company’s stock option plans exercisable within 60 days following June 30, 2003. Percentages of less than 1 percent are omitted.

(6)	Messrs. Bunch and Swann joined the Board of Directors on July 9, 2003.

Board of Directors and Committees of the Board

Fiscal Year 2003 Meetings

Name	Board		Management Development and Compensation		Audit		Public Issues and Social Responsibility		Corporate Governance		Executive
William R. Johnson	X	*									X	*

Mary C. Choksi	X				X		X	*			X

Leonard S. Coleman, Jr.	X				X		X		X

Peter H. Coors	X		X				X

Edith E. Holiday	X				X	*	X		X		X

Candace Kendle	X		X						X

Dean R. O’Hare	X		X		X		X

Thomas J. Usher	X		X				X		X	*	X

James M. Zimmerman	X		X	*					X		X

Number of Meetings in 2003	7		8		7		2		4		1

X	Member
*	Chairperson

Management Development and Compensation Committee

•	Recommend to the Board the Chief Executive Officer of the Company and the election of executive officers who report directly to the Chief Executive Officer.
•	Develop and oversee the process to set objectives, evaluate performance and determine compensation and overall compensation policy for the Chief Executive Officer and his direct reports. The Committee will formally solicit the opinions of non-Committee Board members before taking this action.
•	Review annually the succession plan of the Chief Executive Officer and other executive officers as part of a Talent Review in which all Board members participate.
•	Make recommendations to the Board with respect to the structure of overall incentive and equity-based plans for shareholder approval.
•	Select, retain and, as necessary, terminate outside consultants to review and recommend appropriate types and levels of executive compensation, with the sole authority to approve consultant fees and other retention terms.
•	Prepare the report of the Management Development and Compensation Committee to be reviewed annually for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.
•	Evaluate the Committee’s performance annually through a formal process.

Audit Committee

•	Oversee management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.
•	Oversee management’s establishment and maintenance of processes to provide for an adequate system of internal controls at the Company and assist with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.
•	Oversee management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.
•	Oversee the independence of the external auditors and the qualifications and effectiveness of both the external and internal auditors.
•	Prepare the report required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
•	Appoint, retain, and review the performance of the external auditors.
•	Evaluate the Committee’s performance annually.

Public Issues and Social Responsibility Committee

•	Oversee the Company’s global social accountability, the Company’s Global Operating Principles and Supplier Operating Guidelines, and human rights matters.
•	Review employment issues, EEO matters, diversity initiatives and workplace health and safety.
•	Review issues relating to food safety and security, nutrition, biotechnology and food packaging regulations.
•	Review significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or one of its affiliates.
•	Monitor global communications, crisis management, media relations and community relations.
•	Oversee the H.J. Heinz Company Foundation and other charitable efforts of the Company and its affiliates.
•	Oversee the H.J. Heinz Company Political Action Committee.
•	Annually assess the Committee’s performance.

Corporate Governance Committee

•	Monitor compliance with the Company’s Code of Business Conduct.
•	Develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company and periodically review and recommend changes to these Guidelines, as necessary.
•	Attract qualified candidates to serve on the Board, review Board candidate qualifications, selection criteria and any potential conflicts with the Company’s interests.
•	Recommend to the Board candidates for election or reelection to the Board at each Annual Meeting of Shareholders of the Company or to fill vacancies, including assessing the contributions of current directors and reviewing the independence, both in appearance and in fact, of current directors and nominees.
•	Recommend to the Board candidates for appointment to or removal from Board committees, and consider rotating members or chairs of various Board committees.
•	Assess the reporting channels through which the Board receives information, and the quality and timeliness of information received on a periodic basis.
•	Make recommendations to the Board concerning director compensation.
•	Assess or provide for assessment of the Board’s performance and the Committee’s performance on an annual basis. Periodically review director contributions to the Board.

Executive Committee

•	May exercise all powers of the Board except as limited by resolutions of the Board or by law.

Each incumbent director of the Company attended more than 85% of the aggregate number of meetings of the Board and committees on which the director served.

Director Compensation

Non-employee directors receive the following annual compensation:

•	$55,000 in cash and 1000 shares of common stock.
•	$1,500 for each meeting-day attended.
•	$6,000 annual retainer for service on a committee.
•	$15,000 retainer for the chairs of the Audit and Management Development and Compensation Committees.
•	$10,000 retainer for the chairs of the Public Issues and Social Responsibility and Corporate Governance Committees.

Non-employee directors may defer some or all of their cash compensation and receive the amount deferred together with interest (calculated periodically at the prime rate) at a later date.

The Company has maintained a charitable award program funded by insurance policies on the lives of non-employee directors who were members of the Board of Directors prior to 1995 as part of the Company’s overall program to promote charitable giving. Under the program, following the death of a covered non-employee director, the Company will donate $1,000,000 to qualifying charitable organizations recommended by the non-employee director and approved by the Company. The Company is reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

Non-employee directors who were on the Board prior to January 31, 1994 will receive, upon retirement on or after age 70, a pension benefit for life equivalent to $30,000 annually.

Employee directors receive no additional compensation for serving on the Board or any committee.

Report of the Audit Committee

The primary role of the Audit Committee is to oversee the Company’s processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company. The Audit Committee oversees that management has established and maintained an adequate system of internal controls. The Audit Committee retains the Company’s external auditors and oversees their independence, and oversees the qualifications and effectiveness of both the external and internal auditors. Management has primary responsibility for the financial reporting process, including the Company’s internal control over financial reporting. The external auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the external auditors the Company’s audited financial statements. The Audit Committee also has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the external auditors the written disclosure and letter required by Independence Standards Board Standard No. 1 relating to independence from the Company, has discussed with the auditors the auditors’ independence, and has considered whether the external auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee has discussed with the Company’s internal and external auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and external auditors, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2003 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended April 30, 2003 for filing with the Securities and Exchange Commission (“SEC”). In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s external auditors with respect to such financial statements.

The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the Company’s Director Independence Standards, the current rules of the New York Stock Exchange (“NYSE”), the standards set forth in the Sarbanes-Oxley Act of 2002, new SEC rules and the rules proposed by the NYSE under that statute. The Board of Directors has also determined that Mr. O’Hare is an “audit committee financial expert” as defined by the SEC rules. No member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.

The Audit Committee has adopted a revised charter, which is attached to this proxy statement as Appendix A.

Edith E. Holiday, Chairperson Mary C. Choksi	Leonard S. Coleman, Jr. Dean R. O’Hare

In accordance with the rules of the SEC, the Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act of the Securities Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

Relationship with Independent Auditors

PricewaterhouseCoopers LLP has been the independent accounting firm and has audited the financial statements of the Company and most of its subsidiaries since 1979. In addition to performing the audit of the Company’s consolidated financial statements, PricewaterhouseCoopers provided various audit-related, tax and other services during fiscal year 2003.

The aggregate fees billed for each of the past two fiscal years for each of the following categories of services are set forth below:

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees	$4,513,000	$3,767,000
Audit-Related Fees	$2,298,000	$2,256,000
Tax Services	$3,025,000	$4,017,000
All other services	$912,000	$575,000

Total Fees	$10,748,000	$10,615,000

The audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, subsidiary and statutory audits, the issuance of comfort letters and consents, and assistance with the review of documents filed with the SEC.

Audit-related fees include fees related to the spin-off and subsequent merger between certain North American businesses of the Company and a wholly-owned subsidiary of Del Monte Foods Company. Such audit-related fees also include fees related to the audits of employee benefit plans and accounting advice on emerging issues. Tax services include fees related to tax planning and the preparation of tax returns. All other services consist primarily of fees in connection with business divestitures.

The Audit Committee has adopted a revised policy effective for fiscal year 2004 which prohibits the Company or any of its affiliates from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, and for all services prohibited by the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the external auditors. It is expected that the external auditors will continue to provide certain non-audit services including tax-related services to the Company and its affiliates.

Matters to Be Acted Upon

1. Election of Directors

(Item 1 on proxy card)

The Board of Directors has nominated the following 11 nominees for election as directors at the Annual Meeting. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. If any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such other person as may be designated by the Board of Directors.

Name	Principal Occupation and Business Experience	Other Directorships
William R. Johnson Director since 1993 Age 54	Chairman, President and Chief Executive Officer of Heinz (2000-present); President and Chief Executive Officer of Heinz (1998-2000)	• The Clorox Company
Charles E. Bunch Director since 2003 Age 53	President and Chief Operating Officer of PPG Industries, Inc. (2002-present); Executive Vice President-Coatings Sector of PPG Industries, Inc.
	(2000-2002); Senior Vice President of Planning, Corporate Services, and M&A of PPG Industries, Inc. (1997-2000)	• PPG Industries, Inc.

Mary C. Choksi Director since 1998 Age 53	Managing Director of Strategic Investment Partners, Inc. and Emerging Markets Investors Corporation (investment management firms) (1987-present)

Leonard S. Coleman, Jr. Director since 1998 Age 54	Senior Advisor, Major League Baseball (1999-present); President of the National League of Professional Baseball Clubs (1994-1999)	• Omnicom Group Inc. • New Jersey Resources Corporation • Cendant Corporation • Owens Corning • Electronic Arts Inc. • Churchill Downs Incorporated • Aramark Corporation

Name	Principal Occupation and Business Experience	Other Directorships

Peter H. Coors Director since 2001 Age 56	Chairman, Coors Brewing Company and Adolph Coors Company (malt-based beverages) (2000-present); Vice Chairman and Chief Executive Officer of Coors Brewing Company (1997-2000)	• U.S. Bancorp • Energy Corporation of America

Edith E. Holiday Director since 1994 Age 51	Attorney; Operative Trustee, TWE Holdings I, II, III Trusts (2002-present); Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel of the United States Department of the Treasury (1989-1990)

•  Amerada Hess Corporation

•  Beverly Enterprises, Inc.

•  RTI International Metals, Inc.

•  Canadian National Railway Company

•  Director or trustee of various investment companies in the Franklin Templeton group of mutual funds

Candace Kendle Director since 1998 Age 56	Chairman of the Board and Chief Executive Officer of Kendle International, Inc. (contract research organization) (1981-present)

Dean R. O’Hare Director since 2000 Age 61	Former Chairman and Chief Executive Officer of The Chubb Corporation (insurance) (1988 until his retirement in November 2002)	• Fluor Corporation

Lynn C. Swann Director since 2003 Age 51

Chairman, President’s Council on Physical Fitness and Sports (2002-present); President, Swann, Inc. (marketing and consulting) (1976-present); football and sports broadcaster, ABC Sports (1976-present)

• Wyndham International Inc.

Name	Principal Occupation and Business Experience	Other Directorships

Thomas J. Usher Director since 2000 Age 61	Chairman of the Board and Chief Executive Officer of United States Steel Corporation (integrated steelmaker) (2002-present); Chairman of the Board and Chief Executive Officer of USX Corporation (1995-2001)	• The PNC Financial Services Group, Inc • PPG Industries, Inc. • Marathon Oil Corporation

James M. Zimmerman Director since 1998 Age 59	Chairman of the Board of Federated Department Stores, Inc. (retailer) (2003-present); Chairman of the Board and Chief Executive Officer of Federated Department Stores, Inc. (1997-2003)	• The Chubb Corporation • The Goodyear Tire & Rubber Company • Convergys Corporation

The Board of Directors recommends a vote “FOR” each of the Nominees.

Certain Business Relationships

Capital Guardian Trust Company, an affiliate of Capital Research and Management Company, the principal shareholder described under “Security Ownership of Certain Principal Shareholders” above, manages the international equity portion of the H. J. Heinz Company Employees’ Retirement System Master Trust. During fiscal year 2003, Capital Guardian Trust Company earned $247,357 in fees for such management services.

2. Ratification of Auditors

(Item	2 on proxy card)

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2004.

A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.

3. Other Business

The Board of Directors does not intend to present any business at the Annual Meeting not described in this proxy statement. The enclosed proxy form confers upon the persons designated to vote the shares represented by the proxy with discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Annual Meeting in addition to the scheduled items of business, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to the rules of the Securities and Exchange Commission and matters incident to the conduct of the Annual Meeting.

Executive Compensation

The following tables and accompanying text present the compensation of the Chairman, President and Chief Executive Officer and the four other most highly compensated executive officers in fiscal year 2003 (“named executive officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation			All Other Compensation ($)(3)
							Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)(1)(2)	Securities Underlying Options (No. Awarded)(2)	Long-Term Incentive Payouts ($)
W. R. Johnson	2003	1,050,000	1,530,000	69,106	(4)	3,214,766	388,483	-0-	283,987
Chairman, President	2002	1,050,000	367,500	105,218		—	554,976	-0-	279,076
and CEO	2001	970,000	721,851	—		—	554,976	-0-	384,526

A. B. Winkleblack	2003	435,000	305,000	—		831,351	58,272	-0-	91,922
Executive Vice President	2002	138,308	160,000	—		—	110,995	-0-	13,831
and CFO(5)

M. J. Bertasso	2003	366,667	300,000	—		792,380	58,272	-0-	72,724
Senior Vice President	2002	300,000	65,552	—		—	55,498	-0-	—
	2001	285,000	165,360	—		—	55,498	-0-	—

J. Jimenez	2003	495,833	360,000	—		783,220	97,121	-0-	74,874
Executive Vice	2002	475,000	170,411	—		—	166,493	-0-	56,376
President(6)

L. Stein	2003	391,667	240,000	—		563,939	38,848	-0-	53,972
Senior Vice President	2002	325,000	73,893	—		—	55,498	-0-	37,485
	2001	300,000	186,418	62,187		—	55,498	-0-	34,742

(1)	Amounts reflect grants of restricted stock units, including a grant in lieu of a portion of such officer’s cash bonus for fiscal year 2003. The number of units awarded in such grants and their value as of April 30, 2003 were as follows: Mr. Johnson, 98,142, $2,932,483; Mr. Winkleblack, 25,081, $749,420; Mr. Bertasso, 23,865, $713,086; Mr. Jimenez, 24,173, $722,289; and Ms. Stein, 17,038, $509,095. The restricted stock units vest on September 12, 2007, except one-third of the restricted stock units will vest on September 12, 2003 because specific financial objectives were met, and the remainder may vest during the following two years if additional specific financial objectives are met. Dividend equivalents are paid on the restricted stock units at the same rate as paid on the Company’s Common Stock.
(2)	All option awards and those restricted stock unit awards made prior to the spin-off of certain businesses to Del Monte Corporation on December 20, 2002 have been adjusted to reflect the stock distribution made in connection with such spin-off.
(3)	Includes for fiscal year 2003 for Messrs. Johnson, Winkleblack, Bertasso, Jimenez and Ms. Stein, respectively, the following: (i) amounts contributed by the Company under the Company’s retirement plans, $209,804, $74,549, $61,344, $61,921, and $48,090; (ii) amounts attributable to “split dollar” life insurance previously provided by the Company and since discontinued for executive officers, $60,165, $17,373, $11,380, $12,953, and $5,882; and (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $14,018, $0, $0, $0, and $0.
(4)	Includes $19,637 paid by the Company on behalf of Mr. Johnson for a Company vehicle and related costs.
(5)	Mr. Winkleblack joined the Company in January 2002.
(6)	Mr. Jimenez became an executive officer of the Company in September 2001.

Option Grants in Fiscal Year 2003

	Individual Grants				Grant Date Value
Name	Number of Shares Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/ Share)	Expiration Date	Grant Date Present Value ($)(2)
W. R. Johnson	388,483	9.76%	32.0645	9/12/12	2,676,678
A. B. Winkleback	58,272	1.46%	32.0645	9/12/12	401,494
M. J. Bertasso	58,272	1.46%	32.0645	9/12/12	401,494
J. Jimenez	97,121	2.44%	32.0645	9/12/12	669,164
L. Stein	38,848	0.98%	32.0645	9/12/12	267,633

(1)	All options were granted on September 12, 2002, pursuant to the terms of the Company’s stock option plans and have identical terms. All options vest on September 12, 2005. All options were adjusted to reflect the stock distribution resulting from the spin-off of certain businesses to Del Monte Corporation on December 20, 2002.
(2)	The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following: (i) exercise price for the options ($32.0645) equal to the fair market value of the underlying Common Stock on the date of grant; (ii) expected option term of 6.5 years; (iii) dividend yield of 4.3%; (iv) risk-free interest rate of 4.0%; and (v) volatility of 25.2%. The ultimate values of the options will depend on the future market price of the Company’s Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company’s Common Stock over the exercise price on the date the option is exercised.

Aggregated Option/SAR Exercises in Fiscal Year 2003 and  Fiscal Year-End Option/SAR Value

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(1)			Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)
			Exercisable		Unexercisable	Exercisable	Unexercisable
W. R. Johnson	-0-	-0-	1,942,412	(3)	2,164,405	6,186,130	-0-
A. B. Winkleback	-0-	-0-	-0-		169,267	-0-	-0-
M. J. Bertasso	-0-	-0-	324,660	(3)	235,865	772,773	-0-
J. Jimenez	-0-	-0-	194,241		430,107	-0-	-0-
L. Stein	-0-	-0-	55,498		149,844	-0-	-0-

(1)	All options were adjusted to reflect the stock distribution resulting from the spin-off of certain businesses to Del Monte Corporation on December 20, 2002.
(2)	The “Value of Unexercised In-the-Money Options at Fiscal Year-End” is equal to the fair market value of each share underlying the options at April 30, 2003, $29.88, less the exercise price, times the number of options.
(3)	After the end of Fiscal Year 2003, Mr. Johnson and Mr. Bertasso exercised 554,974 and 55,497 options, respectively, which were expiring in the current fiscal year, reducing their options exercisable to 1,387,438 and 269,163, respectively, as reflected in the Security Ownership of Management Table, footnote 2, above. As a result of Mr. Johnson’s exercise of these stock options, Mr. Johnson increased his shareholdings by 100,000 shares.

Retirement Benefits

Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the H.J. Heinz Company Employees’ Retirement System (“Plan A”). Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen. Since January 1, 1993, retirement benefits have been provided by the Company through an age-related contribution account within the Employees Retirement and Savings Plan.

The Company has a Supplemental Executive Retirement Plan (the “SERP”) which provides additional retirement benefits for eligible executives, including the named executive officers in the Summary Compensation Table. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee’s final average eligible compensation during the highest five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee’s Age-Related Company Contribution Account under the Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan.

The following table entitled “Table I—U.S. Retirement Plans” shows the estimated maximum retirement benefit from all sources described above, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is the executive’s base salary, annual bonus and restricted stock units received in lieu of cash bonus.

On May 6, 2002, the Board of Directors approved an enhancement to Mr. Johnson’s SERP. This enhancement provides for an additional accrual equal to 3.85% of final average earnings per each additional year of service from the date of the SERP enhancement. This benefit is subject to a maximum enhancement of 26.95% at 7 additional years of service. The enhancement is further limited to a total annual benefit (from all of the Company’s retirement arrangements) of 60% of final average earnings at retirement (excluding any value received from stock options) on or after the age of 60.

This enhanced benefit would vest 100% in five years subject to Mr. Johnson’s continued employment. If Mr. Johnson is involuntarily terminated from his position for a reason other than for cause, the benefit will fully vest; his accrual however, would be based on years served as of the date of termination.

The following table entitled “Table II—Retirement Plans for Mr. Johnson” shows the estimated maximum retirement benefit from all sources described above for Mr. Johnson, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is Mr. Johnson’s base salary, annual bonus and restricted stock units received in lieu of cash bonus.

As of April 30, 2003, the years of service for Messrs. Johnson, Winkleblack, Bertasso, Jimenez and Ms. Stein were, as rounded to the nearest full year, 21, 2, 16, 5, and 3, respectively.

Table I—U.S. Retirement Plans

Average Earnings High Five of Last Ten Years Prior to Retirement	Years of Service
	15	20	25	30	35
$700,000	167,464	195,375	223,285	251,196	279,107
800,000	191,388	223,285	255,183	287,081	318,979
900,000	215,311	251,196	287,081	322,967	358,852
1,000,000	239,234	279,107	318,979	358,852	398,724
1,200,000	287,081	334,928	382,775	430,622	478,469
1,400,000	334,928	390,750	446,571	502,392	558,214
1,600,000	382,775	446,571	510,367	574,163	637,959
1,800,000	430,622	502,392	574,163	645,933	717,703
2,000,000	478,469	558,214	637,959	717,703	797,448

Table II—Retirement Plans for Mr. Johnson

Average Earnings High Five of Last Ten Years Prior to Retirement	Years of Service
	20	25	30	35
$1,000,000	279,107	511,479	600,000	600,000
1,100,000	307,018	562,627	660,000	660,000
1,200,000	334,928	613,775	720,000	720,000
1,400,000	390,750	716,071	840,000	840,000
1,600,000	446,571	818,367	960,000	960,000
1,800,000	502,392	920,663	1,080,000	1,080,000
2,000,000	558,214	1,022,959	1,200,000	1,200,000
2,200,000	614,035	1,125,254	1,320,000	1,320,000
2,400,000	669,856	1,227,550	1,440,000	1,440,000
2,600,000	725,678	1,329,846	1,560,000	1,560,000
2,800,000	781,499	1,432,142	1,680,000	1,680,000
2,900,000	809,410	1,483,290	1,740,000	1,740,000
3,000,000	837,321	1,534,438	1,800,000	1,800,000

Executive Estate Life Insurance Program

In December 2001, the Company adopted an executive estate life insurance program (“EELIP”) for certain eligible executives. Under the EELIP, eligible executives relinquished compensation, including existing deferred compensation balances under the Company’s Executive Deferred Compensation Plan, in exchange for the Company’s funding of a split-dollar life insurance policy purchased by the executive’s family trust. The amount funded by the Company was equal to approximately 150% of the compensation relinquished by the executive, which was designed to achieve cost neutrality for the Company when compared to the cost to the Company of the relinquished deferred compensation benefit. Consistent with tax regulations, the premium payments were accomplished through split-dollar insurance loans which will be automatically repaid, with interest, to the Company upon payment under the policy. All amounts paid to a trust were used by the trust to pay the premium on the life insurance policy on the life of the executive (or a survivorship policy on the life of the executive and the executive’s spouse). Under the EELIP, the Company will recover all amounts so funded plus interest thereon from the proceeds of the policy after the participant’s and/or participant’s spouse’s death.

In January 2001, the Company had purchased a split-dollar life insurance policy for Mr. Johnson in exchange for Mr. Johnson relinquishing a deferred compensation award (in the aggregate amount of $3,385,249, including interest) originally granted to him in September 2000 under the Executive Deferred Compensation Plan, with a three-year vesting date of September 2003. In December 2001, Mr. Johnson agreed to relinquish his entire interest in that split-dollar policy and the previous deferred compensation award in exchange for the Company providing under the EELIP $5,080,000 to his insurance trust to purchase a survivorship life insurance policy insuring Mr. Johnson and his spouse, with a vesting date of September 2003. The new insurance arrangement was substituted for the prior split-dollar policy for greater estate planning efficiency and in order to participate in the EELIP. Mr. Johnson’s split-dollar life insurance loan accrues interest at a rate of 2.46% per year.

In March 2003, the executive life insurance program of the Company was amended to convert a split-dollar life insurance program to a bonus life insurance policy to eliminate the loan feature of that program. The above-referenced EELIP loan which will be automatically repaid, with interest, to the Company upon payment under the policy, is permitted to remain outstanding under the Sarbanes-Oxley Act of 2002, as its terms will not be modified.

Severance Arrangements

The Company maintains severance agreements with its executive officers and certain other key executives. If an executive’s employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of the Company, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus, including restricted stock units granted in lieu of a portion of the cash bonus opportunity (as determined under the severance agreements), of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that the Company will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.

Report of the Management Development and Compensation Committee on Executive Compensation

The Management Development and Compensation Committee (the “Committee”), which is made up of five independent non-employee directors, oversees the administration of total compensation for senior Company executives. The Company’s executive compensation programs are designed to attract, retain, motivate and provide payment for performance of assigned accountabilities and reward the achievement of predetermined goals that contribute to corporate earnings, with the objective of enhancing shareholder value. The Committee establishes performance goals for the executive officers.

Components of Compensation

The Company’s executive compensation program has three components: base salary, annual incentive award and long-term incentives.

The Committee periodically compares total compensation levels for the Company’s senior executives to the compensation paid to executives of a peer group of companies (the “Peer Group”). The Peer Group is comprised of other consumer products companies which are, on average, similar to the Company and with which Heinz competes to attract and retain talent. The chosen “Peer Group” includes the other companies which comprise the Standard & Poor’s Packaged Foods Group Index in the Performance Graph on page 20.

The Committee also retains and calls upon its independent compensation consultant who is directly accountable to the Committee, for consultation and survey information related to executive compensation.

Base Salary

The Company’s policy is to provide a base salary at a median level when compared with base salaries of the Peer Group. In many cases, base salaries of the Company’s executive officers have been below the median for base salaries of executive officers of the Peer Group. Mr. Johnson’s annual salary was last increased in May 2001 and has not been adjusted since that date. During fiscal year 2003 salary action was taken for several other executive officers. The Committee intends to continue to target base salaries at the median level.

Annual Incentive

Annual incentives were paid during fiscal year 2003 to the executive officers, under the Senior Executive Incentive Compensation Plan approved by shareholders in September 2002. That plan focuses the Company’s management on clear performance measures aligned with the creation of shareholder value. The performance measures used in fiscal year 2003 included Net Profit Before Tax (“NPBT”), return on invested capital (“ROIC”), cash conversion measures for the Company, and personal goals, and sales growth, operating income and working capital measures for the business units.

Annual incentive awards under the Senior Executive Incentive Compensation Plan are intended to reward key executive officers for achieving targeted levels of performance by providing annual awards which, when added to base salary, produce total cash compensation at approximately the 75th percentile of the Peer Group or above when performance goals are met or exceeded and below median when such goals are not achieved.

Awards to Mr. Johnson and the other executive officers are based on the Company’s performance relative to the targets approved by the Committee at the beginning of the fiscal year.

Long Term Incentives

Stock options have historically been an important component of the Company’s overall executive compensation program. Stock options emphasize the objective of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines. The fiscal year 2003 grant of options was made to Mr. Johnson in recognition of the value of his continued leadership in the role of Chairman and Chief Executive Officer and were granted to Mr. Johnson and the other executive officers to enable them to realize with all shareholders the benefits of the future success that may be achieved by the Company, including from initiatives to increase cash flow, product innovation, leadership development, organizational improvements, and strategic transactions like the transformative transaction with Del Monte Foods Company in fiscal year 2003. There is an annual grant cycle for Mr. Johnson and the other executive officers reflecting a discretionary assessment of future contributions to the longer-term growth of the Company and the need to provide a competitive retention incentive.

Awards of restricted stock units provide compensation that promotes the long-term financial interest of the Company by motivating the recipients to achieve performance goals. Restricted stock units provide employees an incentive, through ownership rights to shares of Common Stock, to continue in the Company’s service and help the Company to compete effectively with other enterprises offering similar programs for the services of qualified individuals. Restricted stock units are also granted in lieu of a portion of the stock options granted to executives and officers, and in lieu of a portion of the cash bonus opportunity paid to executive officers under the annual incentive described above. The fiscal year 2003 restricted stock units were granted to Mr. Johnson in recognition of the value of his continued leadership in the role of Chairman and Chief Executive Officer and were granted to Mr. Johnson and the other executive officers for the reasons stated in the immediately preceding paragraph.

Stock Ownership Requirements

In June 1998, the Committee adopted ownership guidelines for the 100 most senior executives to continue to emphasize share ownership by senior management and to maintain focus on building shareholder value.

For the Chairman and Chief Executive Officer, a minimum of 200,000 shares is required to be owned, and 100,000 shares are required to be owned by each of the other executive officers. In total, the 100 most senior executives are required to own 2,195,000 shares. Until ownership guidelines are met, at least 75% of the after-tax value of option exercises must be retained in Heinz shares. The Committee will not grant additional options to an executive who is not in compliance with the guidelines and who does not retain the specified after-tax value of option exercises in Heinz shares.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table on page 12 to $1,000,000 each, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company’s tax deduction to the extent consistent with the Company’s compensation policies.

The Company plans to comply with the requirements of Section 162(m). Accordingly, all grants made under Company plans in fiscal year 2003 qualify for the corporate tax deduction. The Committee requires any proxy-named executive to automatically defer receiving the proceeds of any restricted stock units until retirement or until the individual is no longer a named executive officer.

The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company’s future success.

James M. Zimmerman, Chairman	Dean R. O’Hare
Thomas J. Usher	Candace Kendle
Peter H. Coors

Performance Graph—Five Fiscal Years

The following graph compares the cumulative total shareholder return on the Company’s Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor’s Packaged Foods Group Index and the return on the Standard & Poor’s 500 Index, assuming an investment of $100 in each at their closing prices on April 29, 1998 and reinvestment of dividends.

For additional information, since the beginning of the second half of fiscal year 2003, the cumulative total return on the Company’s Common Stock compares favorably to the S&P 500 and S&P Packaged Foods Group as shown in the chart below, assuming an investment of $100 in each at their closing price on October 31, 2002 and reinvestment of dividends. The Company completed its significant spin-off of certain business to Del Monte Corporation in its third quarter of fiscal year 2003, which began on October 31, 2002.

Additional Information

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of any securities of the Company. To the Company’s knowledge, during the fiscal year ended April 30, 2003, all required filings were made on a timely basis, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, except for one report that was inadvertently filed late by Neil Harrison, Executive Vice President, whose immediate family members acquired 550 shares of Common Stock in November 2001, and one report reflecting an acquisition of 357 shares of Common Stock inadvertently filed late by Joseph Jimenez, Executive Vice President, who is based in London.

Shareholder Proposals

The Company’s By-Laws prescribe the procedures shareholders must follow to nominate directors or to bring other business before shareholder meetings. To nominate a candidate for director at the 2004 Annual Meeting, your notice of the nomination must be received by the Company between January 7 and April 6, 2004. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. To bring other matters before the 2004 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above, meet Company By-Law requirements, and otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Copies of the Company’s By-Laws may be obtained free of charge from the Secretary.

Proxy Solicitation

The Company pays the costs of soliciting proxies, including the fees of D.F. King & Co., estimated to be $18,500 plus expenses. The Company also reimburses brokers and other nominees for their reasonable expenses in forwarding the proxy materials to shareholders and obtaining their votes. Directors, officers and employees of the Company may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Annual Report

The Annual Report to Shareholders covering the Company’s fiscal year ended April 30, 2003 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

RENE D. BIEDZINSKI

Secretary

Dated: August 4, 2003

Appendix A

H.J. Heinz Company

Audit Committee Charter

Purpose

The primary functions of the Audit Committee are to:

•	Oversee management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.

•	Oversee management’s establishment and maintenance of processes to provide for an adequate system of internal controls at the Company and assist with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.

•	Oversee management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.

•	Retain the external auditors and oversee their independence, and oversee the qualifications and effectiveness of both the external and internal auditors.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Responsibilities and Duties

The responsibilities and duties of the Audit Committee consist of the following:

Process and Administration

1.	Holding at least five meetings per year and such additional meetings as may be called by the Chairperson of the Audit Committee, a majority of the members of the Audit Committee, or at the request of the external auditors or the Vice President-Corporate Audit. A quorum shall consist of at least three members.

2.	Creating an agenda for the ensuing year.

3.	Reporting through its Chairperson to the Board of Directors following the meetings of the Audit Committee.

4.	Maintaining minutes or other records of meetings and activities of the Audit Committee.

5.	Reviewing the responsibilities outlined in this charter annually and reporting and making recommendations to the Board of Directors on any revisions to this charter.

6.	Conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities.

7.	Providing a mechanism for the external and internal auditors to communicate directly with the Audit Committee without management present and periodically meeting separately with each of the external auditors, internal auditors and management.

8.	Delegating authority to one or more members where appropriate.

9.	Establishing a process for, and conducting, an annual performance evaluation of the Audit Committee.

Monitoring and Oversight Activities

1.	Reviewing with management and the external auditors and internal auditors significant risks and exposures, and reviewing and assessing the steps management has taken to assess and manage such risks and exposures.

2.	Reviewing and discussing earnings releases before their release, as well as corporate policies with respect to the types of information to be disclosed to analysts and rating agencies.

3.	Reviewing and discussing with management and the external auditors the Company’s quarterly and audited annual financial statements, including (a) matters required to be discussed by the external auditors by Statement on Auditing Standards No. 61 (as it may be amended), and the external auditors’ opinion rendered with respect to such financial statements, and (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The discussion with management should include, where appropriate, a discussion about the Company’s critical accounting estimates, accounting principles, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements. Based on this review, recommending, as appropriate, to the Board of Directors the inclusion of the audited financial statements in the Company’s Form 10-K and annual report.

4.	Reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls including obtaining from management and the external and internal auditors their assessments of the Company’s internal controls and their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, and reviewing any material weaknesses or significant deficiencies in, or changes to, internal controls or any fraud involving management reported to the Audit Committee by the external auditors or management and the correction of any significant controls determined to be deficient. The Company’s Corporate Governance Committee shall review internal controls regarding compliance with applicable laws and regulations and the Company’s Code of Business Conduct. The Audit Committee Chairperson may provide the Audit Committee’s views on such internal controls to the Corporate Governance Committee.

5.	Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Reviewing and approving expense accounts of the Chairman and the Chief Executive Officer (this activity is performed by the Audit Committee Chairperson).

External and Internal Auditors

1.	Being directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the external auditors. In this regard, the Audit Committee has the sole authority to appoint, subject to ratification by the Company’s shareholders, review the performance of, and as necessary, replace the external auditors, which report directly to the Audit Committee.

2.	Receiving from the external auditors, at least annually, and assessing, a report delineating all relationships between the external auditors and the Company and any other relationships that may adversely affect the independence of the external auditors, including an assurance that each member of the engagement team is in compliance regarding length of service.

3.	Reviewing and approving in advance, at the discretion of the Committee, all services planned or expected to be rendered by the Company’s external auditors in accordance with the “Engaging External Auditors” policy, along with a description of the services and the estimated fees. (By approving the audit engagement, a service within the scope of the engagement shall be deemed to have been pre-approved.) The pre-approval of any such services may be delegated to the Audit Committee Chairperson in accordance with policies and procedures established by the Audit Committee for the engagement of the external auditors to provide such services, provided that any such pre-approved service is reported to the full Audit Committee at its next scheduled meeting.

4.	Reviewing any reports prepared by the external auditors and provided to the Audit Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the external auditors, and any other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences.

5.	Obtaining and reviewing at least annually, a report by the external auditors describing (a) the auditing firm’s internal quality-control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

6.	Conferring with the external auditors and the internal auditors regarding the scope and results of their examinations of the books and records of the Company and its subsidiaries and any attestation of the Company’s internal controls and procedures for financial reporting; reviewing and approving the external auditors’ audit scope and approach; reviewing and approving the Company’s internal audit charter, annual audit plans and budgets (including progress against those plans/budgets); directing the attention of the external and internal auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; reviewing with the external auditors and resolving, where applicable, any audit problems or difficulties and management’s response, including any restrictions on the scope of the external auditors’ activities or on access to requested information, and any significant disagreements between management and the external auditors, as well as any other matters required to be brought to the Audit Committee’s attention by applicable auditing standards; and authorizing the external and internal auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable.

7.	Overseeing the independence and objectivity of the internal audit function by reviewing the nature, extent and quality of the internal audit program and internal audit’s coordination with the external auditors.

8.	Setting clear hiring policies for employees and former employees of the external auditors.

Composition

The Audit Committee shall be appointed by the Board of Directors and be composed of at least five Directors, including a Chairperson, each of whom shall meet the NYSE definition of “independent,” as determined by the Board of Directors. All Audit Committee members shall, in the judgment of the Board of Directors, be financially literate and at least one member shall have accounting or related financial management expertise. The Audit Committee shall include, to the extent possible, at least one member who, in the judgment of the Board of Directors, is an audit committee financial expert, as defined by the U.S. Securities and Exchange Commission.

Assignment and Removal of Committee Members

Audit Committee members shall serve until their resignation, retirement or removal by the Board or until a successor is appointed. An Audit Committee member may be removed by majority vote of the independent Directors of the full Board.

Members will be appointed to the Committee by the Board of Directors, upon the recommendation of the Corporate Governance Committee. Audit Committee assignments will be based on the Board member’s business and professional experience and qualifications. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered.

No member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.

Outside Auditors

The Audit Committee shall have the authority, and shall have appropriate funding from the Company, to retain independent counsel, accountants, and other advisors as the Audit Committee determines appropriate to assist it in the performance of its functions.

Role of Committee

Although the Committee has the powers and responsibilities set forth in this charter, the role of the committee is generally oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity for the Company. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements and disclosures are complete and accurate, prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the Company’s external auditors. The Committee’s considerations and discussions with management and the external auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that the Company’s external auditors are in fact “independent.”

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR all nominees for Election of Directors.			The Board of Directors recommends a vote FOR Item 2.
1. Election of Directors.	FOR all eleven nominees unless otherwise indicated.	WITHHOLD AUTHORITY to vote for all nominees.		FOR	AGAINST	ABSTAIN
Nominees:	☐	☐	2. Ratification of Auditors.	☐	☐	☐
01 W. R. Johnson, 02 C. E. Bunch, 03 M. C. Choksi, 04 L. S. Coleman, Jr., 05 P. H. Coors, 06 E. E. Holiday 07 C. Kendle, 08 D. R. O’Hare, 09 L. C. Swann 10 T. J. Usher, and 11 J. M. Zimmerman.
3. The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting.

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space provided below.			PLEASE DISREGARD IF YOU HAVE PREVIOUSLY PROVIDED YOUR CONSENT DECISION.
WILL ATTEND MEETING ☐ ☐ YES NO			By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. SEE FOOTNOTE BELOW*			☐

Signature (and title, if applicable)	Date

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.

éFOLD AND DETACH HEREé

*FOOTNOTE: I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs I may incur in printing documents, will be my responsibility.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/hnz	OR	Telephone 1-800-435-6710	OR	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report on the

Internet at www.heinz.com/annual_report/

and the Proxy Statement at www.heinz.com/proxy/

H. J. HEINZ COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

WILLIAM R. JOHNSON, LAURA STEIN and ARTHUR WINKLEBLACK, are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H. J. Heinz Company to be held at The Pittsburgh Hilton, located at 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania, on Friday, September 12, 2003 at 11:00 A.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Vote on the Matters Stated on the Reverse Side. You Can Vote by Signing, Dating and Returning the Proxy Card Promptly Using the Enclosed Envelope or by Internet or Toll-Free Telephone by Following the Instructions on the Reverse Side of this Proxy.

This Proxy, when properly executed, will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees for election as directors, and “FOR” Proposal 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

éFOLD AND DETACH HEREé

[LOGO]

ADMISSION TICKET

H. J. HEINZ COMPANY

2003 ANNUAL MEETING OF SHAREHOLDERS

Friday, September 12, 2003

11:00 A.M.

The Pittsburgh Hilton

600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania 15222

THIS TICKET WILL ADMIT TWO PERSONS

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR all nominees for Election of Directors.			The Board of Directors recommends a vote FOR Item 2.
1. Election of Directors.	FOR all eleven nominees unless otherwise indicated.	WITHHOLD AUTHORITY to vote for all nominees.		FOR	AGAINST	ABSTAIN
Nominees:	☐	☐	2. Ratification of Auditors.	☐	☐	☐
01 W. R. Johnson, 02 C. E. Bunch, 03 M. C. Choksi, 04 L. S. Coleman, Jr., 05 P. H. Coors, 06 E. E. Holiday 07 C. Kendle, 08 D. R. O’Hare, 09 L. C. Swann 10 T. J. Usher, and 11 J. M. Zimmerman.
3. The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting.

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space provided below.			PLEASE DISREGARD IF YOU HAVE PREVIOUSLY PROVIDED YOUR CONSENT DECISION.
WILL ATTEND MEETING ☐ ☐ YES NO			By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. SEE FOOTNOTE BELOW*			☐

Signature (and title, if applicable)	Date

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.

éFOLD AND DETACH HEREé

*FOOTNOTE: I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs I may incur in printing documents, will be my responsibility.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/hnz	OR	Telephone 1-800-435-6710	OR	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report on the

Internet at www.heinz.com/annual_report/

and the Proxy Statement at www.heinz.com/proxy/

H. J. HEINZ COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

WILLIAM R. JOHNSON, LAURA STEIN and ARTHUR WINKLEBLACK, are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H. J. Heinz Company to be held at The Pittsburgh Hilton, located at 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania, on Friday, September 12, 2003 at 11:00 A.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Vote on the Matters Stated on the Reverse Side. You Can Vote by Signing, Dating and Returning the Proxy Card Promptly Using the Enclosed Envelope or by Internet or Toll-Free Telephone by Following the Instructions on the Reverse Side of this Proxy.

This Proxy, when properly executed, will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees for election as directors, and “FOR” Proposal 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

éFOLD AND DETACH HEREé

[LOGO]

ADMISSION TICKET

H. J. HEINZ COMPANY

2003 ANNUAL MEETING OF SHAREHOLDERS

Friday, September 12, 2003

11:00 A.M.

The Pittsburgh Hilton

600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania 15222

THIS TICKET WILL ADMIT TWO PERSONS